Exhibit 10.12

Dated the 14th day of February 2011

CHAN SUN KEUNG

And

HONGRI INTERNATIONAL HOLDINGS LIMITED

______________________________________________

Agreement for the sale and purchase
 Of all the issued shares in
VAST BILLION INVESTMENT LIMITED

______________________________________________

THIS AGREEMENT is made on the 14th day of February 2011.

BETWEEN: -

(1)	CHAN SUN KEUNG (symbol) holder of Hong Kong Identity Card No. No.H430684(A) of Room 616, 6th Floor, Cheuk Wah House, Hing Wah Estate, Chai Wan, Hong Kong (the “Vendor”);and

(2)

HONGRI INTERNATIONAL HOLDINGS LIMITED (symbol) a company incorporated in British Virgin Islands whose registered office is situated at OMC Chambers, Wickhams Cay 1, Road Town, Tortola, British Virgin Islands (the “Purchaser”)

WHEREAS:

(A)

VAST BILLION INVESTMENT LIMITED (symbol) (hereinafter called “Company”) is a company incorporated in Hong Kong whose registered office is situated at Rooms 201- 3 & 205, 2nd Floor, China Insurance Group Building, No. 141 Des Voeux Road Central, Hong Kong. As at the date hereof, it has an authorised capital of HK$10,000 divided into 10,000 shares of HK$1.00 each, of which one share has been issued and is fully paid up. The Vendor is the registered owner of one share of the Company (“Sale Share”).

(B)	The Vendor has agreed to sell or procure the sale and the Purchaser has agreed to purchase, the Sale Share in accordance with the terms and conditions hereinafter set out.

IT IS HEREBY AGREED:-

1.	INTERPRETATION

	1.1	In this Agreement, the Schedules and the Recitals hereto, unless the context requires otherwise:-

		(a)	The expressions “Vendor” and “Purchaser” in this Agreement shall, where the context permits, include their respective successors, personal representatives and permitted assigns.

		(b)	The headings are inserted for convenience only and shall not affect the construction or interpretation of this Agreement.

		(c)	Unless the context requires otherwise, in this Agreement words importing the singular include the plural and vice versa and words importing gender or the neuter include both genders and the neuter.

2.	SALE AND PURCHASE OF THE SALE SHARE

Subject to the terms and conditions contained in this Agreement, the Vendor agrees to sell or procure the sale of and the Purchaser agrees to purchase or procure its nominee(s) to purchase the Sale Share free from all liens, charges, encumbrances, pre-emption rights,equities and other third party rights and together with all rights attaching thereto as at the Completion Date.

3.	CONSIDERATION

The consideration payable for the Sale Share shall be a sum of HK$1.00, which shall be paid by the Purchaser to the Vendor (or whomsoever it may direct in writing) on or before Completion.

4.	REPRESENTATIONS, WARRANTIES, UNDERTAKINGS AND INDEMNITIES

4.1

The Vendor hereby represents and warrants to and undertakes with the Purchaser that, save as disclosed, each of the Warranties as stated in Part C of the Schedule is true and correct in all material respects.

	4.2	The Purchaser’s rights in respect of each of the Warranties shall survive and continue in full force and effect notwithstanding Completion.

	4.3	The Warranties shall be separate and independent.

	4.4	The Warranties shall be deemed to be repeated as at Completion as if all references 4.5 therein to the date of this Agreement were references to the Completion Date.

	4.5	The Vendor acknowledges that in entering into this Agreement, the Purchaser has relied upon the Warranties.

5.	COMPLETION

5.1

Completion shall take place as soon as possible but in any event not later than 30th June 2011 (“Completion Date”) when all (but not part only) of the following business shall be transacted (“Completion”):

	5.2	the Vendor shall deliver or cause to be delivered to the Purchaser:

(i)

duly executed instrument(s) of transfer and sold note(s) in respect of the Sale Share in favour of the Purchaser (and/or its nominee(s) provided that the name(s) of the nominee(s) shall have been given to the Vendor at least two business days prior to Completion) accompanied by the relevant certificate(s) for the Sale Share;

(ii) certified true copies of any powers of attorney or other authorities under which the transfers and sold notes in respect of the Sale Share and the said Loan have been executed; and

(iii) a certified true copy of the resolutions or minutes of the board of directors of the Company approving the transactions as stipulated in clause 5.1(a) and 5.1(b);

(b) the Vendor shall procure that:

(i) if requested by the Purchaser, each of the directors of the Company

(“Director”) shall deliver a letter of resignation as a Director substantially in the form set out in Part A of Schedule to be dated the Completion Date;

(ii)

if requested by the Purchaser at least three business days prior to the Completion Date, the secretary of the Company shall resign as secretary by a letter substantially in the form set out in Part A of Schedule with effect from Completion;

(iii)

if requested by the Purchaser at least three business days prior to the Completion Date, the existing auditors of the Company shall resign with effect from Completion by a letter substantially in the form set out in Part B of Schedule and the Vendor shall procure the delivery to the Purchaser of the originals of all the letters of resignation or such other evidence of such resignations as are referred to in this Clause 5.1(b) as the Purchaser may deem sufficient;

(iv)

all authorities and mandates to operate bank accounts and bank facilities of the Company (if any) shall be amended in such manner as the Purchaser shall have requested in writing at least three business days prior to the Completion Date and subject as aforesaid authority shall be given to such persons as the Purchaser shall nominate to operate such bank accounts and bank facilities and the Vendor shall procure the delivery to the Purchaser of the originals of resolutions or minutes of the meeting(s) of the board of Directors which approve such amendments to bank authorities and mandates; and

		(c)	the Purchaser shall deliver to the Vendor the consideration for the Sale Share being a sum of HK$ 1.00.

6.	TERMINATION

	6.1	If at any time prior to Completion:-

		(a)	the Vendor commits any breach of or omits to observe any of the material obligations or undertakings expressed to be assumed by it under this Agreement and any such breach; or

(b)

a petition is presented for the winding up or liquidation of the Company or the Company makes any composition or arrangement with its creditors or enters into a scheme of arrangement or any resolution is passed for the winding up of the Company or a provisional liquidator, receiver or manager is appointed over the assets or undertaking of the Company; then the Purchaser may in its reasonable discretion without any liability on its part, by notice in writing to the Vendor, rescind or terminate this Agreement, PROVIDED THAT the right to rescind or terminate this Agreement under each of paragraphs (a) to (b) above shall be a separate and independent right and shall not be limited by any exercise of any right pursuant to the terms herein or otherwise to terminate this Agreement and that the exercise of any such right by the Purchaser shall not affect or prejudice or constitute a waiver of any other right, remedy or claim which the Purchaser may have as at the date of such notice nor shall termination or rescission of this Agreement affect or prejudice any provision hereof expressed to survive or operate in the event of termination of this Agreement.

7.	COSTS AND EXPENSES

	7.1	Subject to the terms of this Agreement, each party to this Agreement shall pay its own costs and disbursements of and incidental to this Agreement and the sale and purchase hereby agreed to be made.

	7.2	The Purchaser shall bear any stamp duty payable on the sale and purchase of the Sale Share.

8.	MISCELLANEOUS

8.1

Each notice, demand or other communication given or made under this Agreement shall be in writing and delivered or sent to the relevant party at its address or fax number set out below (or such other address or fax number as the addressee has by two days’ prior written notice specified to the other party):-

To the Vendor :CHAN SUN KEUNG Fax Number

To the Purchaser :HONGRI INTERNATIONAL HOLDINGS LIMITED Fax Number Attention : WONG CHI HUNG STANLEY

Any notice, demand or other communication so addressed to the relevant party shall be deemed to have been delivered (a) if given or made by hand, when actually delivered to the relevant address; (b) if given or made by letter in a prepaid envelope by post, two business days after posting; or upon acknowledgement of receipt by the addressee, if sooner; (c) if given or made by fax, when despatched; provided that, if such day is not a working day in the place to which it is sent, such notice, demand or other communication shall be deemed delivered on the next following working day at such place.

8.2

Each party hereto shall on request of the other party do and execute or procure to be done and executed all such further acts, deeds, things and documents as may be necessary or desirable, to give effect to the terms of this Agreement.

8.3

No waiver by any party to this Agreement of any breach by the other party of any provision hereof shall be deemed to be a waiver of any subsequent breach of that or any other provision hereof and any forbearance or delay by the relevant party in exercising any of its rights hereunder shall not be constituted as a waiver thereof.

	8.4	The illegality, invalidity or unenforceability of any part of this Agreement shall not affect the legality, validity or enforceability of any other part of this Agreement.

9.	GOVERNING LAW AND JURISDICTION

9.1

This Agreement is governed by and shall be construed in accordance with the laws of Hong Kong and the parties hereto hereby irrevocably submit to the non- exclusive jurisdiction of the Hong Kong courts. Each of the parties hereto also irrevocably agrees to waive any objection which it may at any time have to the laying of the venue of any proceedings in any court referred to in this Clause and any claim that any such proceedings have been brought in an inconvenient forum.

IN WITNESS whereof this Agreement has been executed on the day and year first above written.

SIGNED by CHAN SUN KEUNG )		/s/ [symbol name]
)
)
in the presence of:	)

For and on behalf of
SIGNED by HONGRI	) Hongri International Holdings Limited
INTERNATIONAL	)
HOLDINGS LIMITED	) /s/[symbol name]

In the presence of:

SCHEDULE

Part A

Form of resignation letter for director/secretary

To: VAST BILLION INVESTMENT LIMITED (the “Company”) Dear Sirs,

I hereby resign as [secretary/a director]* of the Company and from all other offices and employment with the Company, in each case with effect on [    ]. I hereby irrevocably and unconditionally waive all claims to compensation for loss of office and to the payment of any other sums which may be due to me (including without limitation to the foregoing fees, remuneration and pension entitlements) howsoever or whatsoever arising out of any office or employment held by me with the Company which have not been paid to me prior to the execution of this letter.

IN WITNESS whereof I have hereunto set my hand and seal on [ 200 .]

SIGNED, SEALED and DELIVERED by	)
)
in the presence of:	)
*Delete as appropriate

Part B

Form of resignation letter for auditors

To: VAST BILLION INVESTMENT LIMITED (the “Company”)

Dear Sirs,

We hereby resign as auditors of the Company with effect on [    ]. We hereby irrevocably and unconditionally waive all claims to compensation for loss of office or fees, remuneration and other expenses howsoever or whatsoever arising out of our office as auditors of the Company, save only for normal accrued unpaid remuneration up to the date hereof.

We hereby confirm that there are no circumstances connected with our resignation hereof which we consider should be brought to the attention of the members or creditors of the Company.

IN WITNESS whereof we have hereunto set our hand and seal on [    ] .

SIGNED, SEALED and DELIVERED by	)
)
)
)
in the presence of:	)

Part C

Warranties

1.	General Information

As at the date of this Agreement and immediately prior to Completion, the information set out in the recital of this Agreement is true and accurate.

2.	Sale Share

(A)

All the Sale Share is allotted and issued fully paid in accordance with the memorandum and articles of association of the Company and in compliance with all relevant laws of the jurisdiction in which it is incorporated.

(B)

The Vendor is the registered and beneficial owner of the Sale Share free from any liens, charges, encumbrances, claims, equities or pre-emptive or third party rights of whatsoever nature and together with all rights and entitlements attaching thereto.

(C)	The Sale Share represents and shall at Completion represent 100% of the entire issued share capital of the Company.

3.	Compliance with Legal Requirements

(A)

The Company has duly and properly complied with all filing and registration requirements in respect of corporate or other documents imposed under the relevant laws of the jurisdiction in which it was incorporated.

(B)

The statutory books and minute books of the Company have been properly written up and compliance has been made with all legal requirements concerning the Company and all issues of shares, debentures or other securities thereof.

(C)

The Company has not received any application or request for rectification of its register of members/shareholders and the Vendor is not aware of any circumstances which might lead to any such application or request for rectification of such register to be made have arisen or occurred.

(D)

So far as the Vendor is aware the Company has not nor any of its officers, agents or employees (during the course of their duties in relation to it), has committed, or omitted to do, any act or thing, the commission or omission of which is, or could be, in contravention of any law, order, rule, regulation or the like (“Regulation”) in areas where the Company is conducting its business (including the Business) giving rise to any material fine, penalty, default proceedings or other liability on its part or other adverse consequences.

(E)

There is and has been no governmental or other investigation, enquiry or disciplinary proceedings concerning the Company in any jurisdiction and none is pending or threatened. To the best of the knowledge of the Vendor, no fact or circumstance exists which might give rise to any such investigation, enquiry or proceeding.

4.	Shares and Options

	(A)	No option in respect of the Share has been granted which remain unexercised as at the date of this Agreement.

(B)

There is no right to acquire, mortgage, charge, pledge, lien or other form of security, encumbrance or third party rights on, over or affecting any part of the unissued share capital or loan capital of the Company and there is no agreement or commitment to give or create any of the foregoing and no claim has been made by any person to be entitled to any of the foregoing which has not been waived in its entirety or satisfied in full.

(C)

There is no agreement or commitment outstanding which calls for the allotment of or issue or accords to any person the right to call for the allotment or issue of any shares in or securities or debentures of the Company.

5.	Corporate Matters

(A)

The minute books of directors’ meetings and of shareholders’ meetings respectively contain full and accurate records of all resolutions passed by the directors and the shareholders of the Company and no resolutions have been passed by either the directors or the shareholders of the Company which are not recorded in the relevant minute books.

(B)

All documents necessary to prove their respective titles and other material assets of the Company, and an executed copy of all agreements which are material to the Company and to which the Company is a party, is in its possession, custody or control.